UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in charter)

Delaware	001-33631	56-2639586
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 3150 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2011, Steven Stophel, 51, was appointed to serve as interim chief accounting officer (principal accounting officer) of Crestwood Gas Services GP LLC (the “Company”), which is the general partner of Crestwood Midstream Partners LP (the “Partnership”). Mr. Stophel was appointed in accordance with a statement of work (“Statement of Work”) dated December 21, 2011 that the Company entered into with Alvarez & Marsal Business Consulting, LLC (“Alvarez & Marsal”).

Pursuant to the Statement of Work, Mr. Stophel will serve as interim chief accounting officer of the Company and additional Alvarez & Marsal engagement personnel will provide services as set forth in the Statement of Work. Such services include project management assistance, technical accounting research, accounting and financial reporting oversight and remediation, and assistance in identifying and recruiting accounting personnel, as required. Mr. Stophel and the other engagement personnel will report directly to the board of directors and the chief executive officer of the Company. In connection with Mr. Stophel’s appointment, Eric Guy, Vice President and Controller of the Company, will relinquish his responsibilities as principal accounting officer.

The Company agreed to pay Alvarez & Marsal between $250.00 to $610.00 per hour with respect to the services provided by Mr. Stophel and the other engagement personnel. The Company will pay Alvarez & Marsal $450.00 per hour for Mr. Stophel’s services. Mr. Stophel and the other engagement personnel are independently compensated pursuant to arrangements with Alvarez & Marsal, over which the Company has no control, and they will not receive any compensation directly from the Company or participate in any of the Company’s employee benefits. In addition, the Company agreed to pay Alvarez & Marsal for reasonable out-of-pocket expenses and a flat rate of 3% of hourly professional fees for general administrative expenses. The Statement of Work may be terminated by either party by giving 15 days written notice.

Pursuant to the terms of the Statement of Work, the Company is required to indemnify Mr. Stophel and the other engagement personnel to the same extent as the most favorable indemnification it extends to its officers and directors. The Company is also required to cover Mr. Stophel as an officer under its existing director and officer insurance policy and maintain such insurance for at least two years after the termination of the Statement of Work. The Company has also agreed to indemnify Alvarez & Marsal from all liabilities related to Alvarez & Marsal’s services under the Statement of Work, unless such liabilities resulted primarily from Alvarez & Marsal’s gross negligence or willful misconduct.

Mr. Stophel joined Alvarez & Marsal in 2011 and serves as a senior director specializing in post-merger financial integration, business and financial process improvement, Securities and Exchange Commission financial reporting and compliance, public listing readiness and complex accounting matters. Prior to joining Alvarez & Marsal, Mr. Stophel held senior positions in the international consulting and public accounting firms of Opportune LLP (2010-2011), KPMG LLP (2006-2010) and Arthur Andersen LLP (1989-1999). Mr. Stophel was the Chief Financial Officer for Reuters (CIS) in the former Soviet Union (2001 – 2005) and Director of Finance of Russian Telecommunications Development Corporation (MediaOne International’s subsidiary in Russia) (1999-2001). Mr. Stophel earned a bachelor degree in professional accounting from Regis University and is a Certified Public Accountant in Colorado and a Certified Internal Auditor. He is a member of the Colorado Society of CPAs, the American Institute of CPAs and the Institute of Internal Auditors.

Other than as noted above, there is no arrangement or understanding pursuant to which Mr. Stophel was appointed interim chief accounting officer. Mr. Stophel has no family relationships with any executive officers or directors of the Partnership, or persons nominated or chosen by the Partnership to become directors or executive officers. Furthermore, the Partnership is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC its general partner

Date: December 22, 2011	By:	/s/ Kelly J. Jameson
Kelly J. Jameson
Senior Vice President and General Counsel